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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "The Trust's Financial Statements and Investment Performance Information" and "Independent Auditors" in the Statement of Additional Information dated May 1, 2002 of the Funds constituting John Hancock Variable Series Trust I; and to the incorporation by reference of our report dated February 8, 2002 with respect to the financial statements and financial highlights of the Funds constituting John Hancock Variable Series Trust I included in the annual report dated December 31, 2001, which Statement of Additional Information and Annual Report are included in and/or incorporated by reference in the Combined Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 of John Hancock Variable Series Trust I.

We also consent to the reference to our firm under the caption "Financial Highlights" for the John Hancock International Opportunities B Fund of John Hancock Variable Series Trust I included in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14 of John Hancock Variable Series Trust I.

                                                Ernst & Young LLP


Boston, Massachusetts
July 1, 2002